Exhibit 99(a)

                                OPTION AGREEMENT

      OPTION AGREEMENT between CONOLOG CORPORATION, a Delaware corporation, having an address at 5 Columbia Road, Somerville, New Jersey, 08876 (the "Company"), and Clog LLC, a New York limited liability company, having an address at 64 Shelter Lane, Roslyn, New York 11577 (the "Optionee"), dated as of the 22nd day of December, 1998.

      WHEREAS, the Company desires to grant the Optionee the irrevocable right and option to purchase the Company's convertible debentures, and the Optionee is willing to accept such irrevocable right and option, on the terms and conditions hereinafter set forth;

      NOW, THEREFORE, it is hereby agreed as follows: 1. Grant of Option. The Company hereby grants the irrevocable right and option (the "Option") to purchase the Company's convertible debentures in the form and having the terms and conditions set forth in Exhibit A attached hereto (the "Convertible Debentures"), from time to time as hereinafter provided, in the principal amount of up to $2,000,000, the face amount of each such Convertible Debenture being equal to the purchase price paid by the Optionee for such Convertible Debenture hereunder. Notwithstanding the foregoing, with respect to the initial $200,000 principal amount of Convertible Debentures, (i) the provisions of Sections 1 and 3 of the Form of Convertible Debenture attached hereto as an exhibit shall not be included therein and (ii) the issuance or sale by the Company of any shares of Common Stock, or any securities exchangeable for or convertible into shares of Common Stock, or any option, right or warrant to acquire shares of Common Stock or such exchangeable or convertible securities at a price (or effective exchange or conversion price) less than fair market value (as defined in Section 2.4(c) of the form Convertible Debenture) shall constitute an Event of Default unless used to repay such $200,000 Convertible Debenture including accrued interest in full.

      2. Term of Option; Exercise.

      (a) The Option shall terminate on October 26, 1999. The Option shall be exercisable in whole or in part, as deter mined by the Optionee, provided, however, that no exercise shall be permitted for less than $100,000 at any one time.

      (b) The Option is exercisable in full as of the date hereof. The Option shall be exercised by written notice to the Secretary or Treasurer of the Company at its then principal office. The notice shall specify the principal amount of the Convertible Debenture as to which the Option is being exercised and shall be accompanied by payment in full of the purchase price for such Convertible Debenture. The option price shall be payable in United States dollars, and may be paid by bank or certified check drawn on a United States bank or by wire transfer of immediately available funds to an account specified by the Company. Each Convertible Debenture will be executed and delivered by the Company to the Optionee concurrently with the funding of the exercise of the Option. Alternatively, if the

Optionee notifies the Company that it desires to simultaneously convert the Convertible Debenture into Common Shares of the Company, the Company instead will deliver to the Optionee the shares of Common Stock concurrently with the funding of the exercise of the Option.

      3. Registration of Shares Being Acquired.

      (a) On or before March 26, 1999, the Company will use its best efforts to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") covering the 2,000,000 shares of common stock into which the Convertible Debentures are convertible (collectively, the "Conversion Shares"). The Company will use its best efforts to have the Registration Statement declared effective as soon as possible after the filing thereof, and to keep the Registration Statement current and effective for a period of one year or until such earlier date as all of the Conversion Shares registered pursuant to the Registration Statement shall have been sold or otherwise transferred.

      (b) The Company shall supply prospectuses and such other documents as the Optionee may request in order to facilitate the public sale or other disposition of the Conversion Shares, use its best efforts to register and qualify any of the Conversion Shares for sale in such states as the Optionee designates provided that the Company shall not be required to qualify as a foreign corporation or a dealer in securities or execute a general consent to service of process in any jurisdiction in any action and do any and all other acts and things which may be reasonably necessary or desirable to enable the Optionee to consummate the public sale or other disposition of the Conversion Shares. The Optionee will pay its own legal fees and expenses and any underwriting discounts and commissions on the Conversion Shares sold by the Optionee but shall not be responsible for any other expenses of such registration.

      (c) The Company will notify the Optionee immediately, and confirm the notice in writing: (i) when the Registration Statement or any post-effective amendment thereto becomes effective and (ii) of the receipt of any comments or communications from the Commission regarding the Registration Statement (and shall furnish copies of same to the Optionee) or of the receipt of any stop order or of the initiation, or to the best of the Company's knowledge, the threatening, of any proceedings for that purpose.

      (d) If at any time when a prospectus relating to the Conversion Shares is required to be delivered under the Securities Act of 1933, as amended (the "Act"), any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or counsel for the Optionee, the Registration Statement as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if, in the reasonable opinion of either such counsel, it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Optionee promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Act and will furnish the Optionee copies thereof.

4.  Indemnification.

      (a) Whenever pursuant to this Agreement or the Convertible Debentures a registration statement is filed under the Act, amended or supplemented, the Company will indemnify and hold harmless the Optionee (hereinafter called the "Distributing Holder"), and each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter, against any and all losses, claims, damages, expenses or liabilities, joint or several, to which the Distributing Holder, any such controlling person or any such underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of or are based upon any violation or alleged violation by the Company of the Act, the Securities and Exchange Act of 1934, as amended, any other applicable securities law, or any rule or regulation thereunder relating to the offer or sale of the Conversion Shares; and will reimburse the Distributing Holder and each such controlling person and underwriter for any legal or other expenses reasonably incurred by the Distributing Holder or such controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, expense, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder, for use in the preparation thereof.

      (b) The Distributing Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said registration statement and such amendments and supplements thereto, each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages, expenses, or liabilities, joint and several, to which the Company or any such director, officer, or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages, expenses, or liabilities arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof; and will reimburse the Company or any such director, officer, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, expense, liability, or action.

      (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party notice of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this

Section except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action.

      (d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof at the indemnifying party's expense has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (plus separate local counsel, if retained by the indemnified party) at any time for all such indemnified parties.

      (e) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement is for money damages only and includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

      5. Shares to be Fully Paid; Reservation of Shares; Etc. The Company covenants and agrees that the Conversion Shares, Preferred Stock and all shares of common stock which may be issued pursuant to the terms of the Preferred Stock will, upon issuance, be duly and validly issued, fully paid and nonassessable. The Company further covenants and agrees that so long as any Convertible Debentures are outstanding, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the conversion of the Convertible Debentures and the Preferred Stock and that it will have authorized and reserved a sufficient number of shares of Common Stock for issuance upon conversion of the Convertible Debentures and the Preferred Stock. The Company agrees to use its best efforts to cause all Conversion Shares to be listed on Nasdaq and each securities exchange, if any, on which similar securities issued by the Company are then listed. 6. Representations and Warranties of the Optionee. The Optionee hereby represents and warrants to the Company as follows:

      (a) The Optionee has the full right, power and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein. This Agreement constitutes the legal, valid and binding obligation of the Optionee.

      (b) No authorization or approval of, or filing with, or compliance with any applicable order, judgment, decree, statute, rule or regulation of, any court or governmental authority, or approval, consent, release or action of any third party, is required in connection with the execution and delivery by the Optionee of, or the performance or satisfaction of any agreement of the Optionee contained in or contemplated by, this Agreement.

      (c) The Optionee acknowledges that it and each of its shareholders has received and reviewed all publicly filed documents concerning the Company and has had an opportunity to meet with and ask questions of the management of the Company.

      (d) The Optionee and each of its shareholders is an accredited investor within the meaning of Rule 501 of the Commission under the Securities Act, has the financial ability to bear the economic risk of its or his investment, can afford to sustain a complete loss of such investment and has adequate means of providing for its or his current needs and personal contingencies, and has no need for liquidity in its or his investment in the Company; and the amount invested in the Company by the Optionee does not constitute a substantial portion of its or his net worth.

      (e) The Optionee is acquiring the Convertible Debentures for investment and not with a view to the sale or distribution thereof, for its own account and not on behalf of others and has not granted any other person any right or option or any participation or beneficial interest in any of the securities. The Optionee acknowledges its understanding that the Conversion Shares constitute restricted securities within the meaning of Rule 144 of the Commission under the Act, and that none of such securities may be sold except pursuant to an effective registration statement under the Act or in a trans-action exempt from registration under the Act, and acknowledges that it understands the meaning and effect of such restriction. The Optionee has sufficient knowledge and experience in financial and business matters so that it is capable of evaluating the risks and merits of the purchase of the Conversion Shares. The Optionee is aware that no Federal or state regulatory agency or authority has passed upon the sale of the Conversion Shares or any of the terms of the Preferred Stock or the terms of the sale or the accuracy or adequacy of any material provided to the Optionee and that the price of the Conversion Shares was negotiated between the Optionee and the Company and does not necessarily bear any relationship to the underlying assets or value of the Company and that the terms of the Preferred Stock was negotiated between the Optionee and the Company and does not necessarily bear any relationship to the underlying assets or value of the Company. THE OPTIONEE UNDERSTANDS THAT AN INVESTMENT IN THE SHARES BEING PURCHASED BY IT INVOLVES A HIGH DEGREE OF RISK.

      (f) THE OPTIONEE UNDERSTANDS THAT IN CONNECTION WITH ITS EVALUATION OF THE COMPANY, THE OPTIONEE HAS BEEN OR MAY HAVE BEEN PROVIDED WITH ACCESS TO CERTAIN INFORMATION CONCERNING THE COMPANY WHICH HAS NOT BEEN PUBLICLY DISCLOSED. THE OPTIONEE FURTHER UNDERSTANDS THAT ANY TRADING BY IT IN SECURITIES OF THE COMPANY USING NON-PUBLIC INFORMATION COULD CONSTITUTE A VIOLATION OF FEDERAL AND STATE SECURITIES LAWS AND/OR OTHER LAWS AND MAY SUBJECT IT TO CRIMINAL AND/OR CIVIL PENALTIES AND LIABILITY. In view of the foregoing, the Optionee agrees not to (i) purchase or sell, including a short sale, any of the Company's securities or rights to purchase or sell such securities as long as the Optionee is in possession of material non-public information or (ii) disclose any non-public information to any other person.

      (g) There is no finder's fee or brokerage commission payable with respect to the purchase by the Optionee of the Convertible Debentures or the consummation of the transactions contemplated by this Agreement and the Optionee agrees to indemnify and hold harmless the Company from and against any and all cost, damage, liability or expense (including fees and expenses of counsel) arising out of or relating to claims for such fees or commissions, except to the extent that any such fees or commissions have been directly incurred by the Company.

      7. Representations and Warranties of the Company. The Company hereby represents and warrants to the Optionee as follows:

      (a) The Company has the full right, power and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein. This Agreement constitutes the legal, valid and binding obligation of the Company.

      (b) No authorization or approval of, or filing with, or compliance with any applicable order, judgment, decree, statute, rule or regulation of, any court or governmental authority, or approval, consent, release or action of any third party, is required in connection with the execution and delivery by the Company of, or the performance or satisfaction of any agreement of the Company contained in or contemplated by, this Agreement.

      (c) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power, legal right and authority to conduct its business and own, lease and operate its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated.

      (d) The Company is not in violation of, breach of or default under, and no event (including, without limitation, execution of and consummation of the transactions provided for in this Agreement) has occurred which with the passage of time or notice from or action by any party thereto or otherwise could result in a violation of or default under its certificate of incorporation or by-laws, any indenture, mortgage, security, loan, lease or other material agreement to which the Company is a party or by which it is bound or result in the creation, imposition or acceleration of any material lien of any nature in favor of any other person.

      (e) No representation, warranty or statement, written or oral, made by the Company in this Agreement or in any schedule, exhibit, certificate or other document furnished or to be furnished to the Optionee, including any and all documents filed with the Securities and Exchange Commission within the past

12 months, pursuant hereto or otherwise, in connection with the transactions contemplated hereby, has contained, contains or will contain at the closing date any untrue statement of a material fact or has omitted, omits or will omit at the closing date a material fact required to be stated therein or necessary to make the statements contained therein not misleading. Without limiting the generality of the foregoing, the Company is current in all filings required under the Exchange Act.

      (f) There is no finder's fee or brokerage commission payable with respect to the sale by the Company of the Convertible Debentures or the consummation of the transactions contemplated by this Agreement and the Company agrees to indemnify and hold harmless the Optionee from and against any and all cost, damage, liability or expense (including fees and expenses of counsel) arising out of or relating to claims for such fees or commissions, except to the extent that any such fees or commissions have been directly incurred by the Optionee.

      (g) The Company meets the requirements for the use of Form S-3 for registration of the sale by the Optionee of the Conversion Shares and the Company shall file all reports required to be filed with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3. All financial statements required to be included in, or incorporated by reference into, the Form S-3 have been previously filed by the Company with the SEC.

      8. Agreement of the Optionee Concerning Voting. While the Optionee holds any Conversion Shares, it agrees to vote such shares as recommended by the President of the Company. In furtherance of the foregoing, the Optionee is delivering to the Company an Irrevocable Proxy in substantially the form of Exhibit B attached hereto.

      9. Further Assurances. From and after the date of this Agreement and the date of Closing, each party hereto shall from time to time, at the request of the other party and without further consideration, do, execute and deliver, or cause to be done, executed and delivered, all such further acts, things and instruments as may be reasonably requested or required more effectively to evidence and give effect to the transactions provided for in this Agreement.

      10. Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered against receipt or if mailed by first class registered or certified mail return receipt requested, addressed to the parties at their respective addresses set forth on the first page of this Agreement, with copies to their respective counsel, Milberg Weiss Bershad Hynes & Lerach LLP, Att: Arnold N. Bressler, Esq., One Pennsylvania Plaza, New York, New York 10119, in the case of the Company, and Certilman Balin Adler & Hyman, LLP, Att: Fred S. Skolnik, Esq., 90 Merrick Avenue, East Meadow,

New York 11554, in the case of the Optionee, or to such other person or address as may be designated by like notice hereunder.

      11. Parties in Interest. This Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the parties hereto and their respective legal representatives, successors and assigns, but no other person shall acquire or have any rights under this Agreement.

      12. Entire Agreement; Modification; Waiver. This Agreement (as below defined) contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations and understandings, if any, and there are no agreements, representations or warranties other than those set forth, provided for or referred to herein. All exhibits and schedules to this Agreement are expressly made a part of this Agreement as fully as though completely set forth herein, and all references to this Agreement herein, in any of such writings or elsewhere shall be deemed to refer to and include all such writings. Neither this Agreement nor any provisions hereof may be modified, amended, waived, discharged or terminated, in whole or in part, except in writing signed by the party to be charged. Any party may extend the time for or waive performance of any obligation of any other party or waive any inaccuracies in the representations or warranties of any other party or compliance by any other party with any of the provisions of this Agreement. No waiver of any such provisions or of any breach of or default under this Agreement shall be deemed or shall constitute a waiver of any other provisions, breach or default, nor shall any such waiver constitute a continuing waiver.

13.  Interpretation.

      (a) This Agreement shall be governed and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed exclusively in that State without giving effect to the principles of conflict of laws.

      (b) All pronouns and words used in this Agreement shall be read in the appropriate number and gender, the masculine, feminine and neuter shall be interpreted interchangeably and the singular shall include the plural and vice versa, as the circumstances may require. 14. Headings; Counterparts. The article and section headings in this Agreement are for reference purposes only and shall not define, limit or affect the meaning or interpretation of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

                                                 CONOLOG CORPORATION

                                                 By_____________________________
                                                    Robert S. Benou, President

                                                 Clog LLC

                                                 By_____________________________
                                                    Warren Schreiber, President